UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 14, 2017

(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

______________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On June 14, 2017, Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”) issued a press release announcing that in its fiscal 2017 second quarter, it renewed and extended two leases aggregating approximately 15,000 square feet while a lease of approximately 12,000 square feet expired and was not renewed. In the first half of fiscal 2017, Griffin leased approximately 104,000 square feet of previously vacant industrial/warehouse space in New England Tradeport (“NE Tradeport”), Griffin’s industrial park in Windsor and East Granby, Connecticut.  As a result, Griffin’s industrial/warehouse portfolio of approximately 2,864,000 square feet comprised of sixteen buildings in the Hartford, Connecticut area and five buildings in the Lehigh Valley of Pennsylvania is essentially fully leased. Also in the first half of fiscal 2017, Griffin entered into a full building lease for its approximately 23,000 square foot office/flex building (“206 West Newberry Road”) with a lease term that is expected to begin in the fiscal 2017 fourth quarter. 206 West Newberry Road currently is leased, but the tenant in that building previously informed Griffin that it would not renew its lease when it is scheduled to expire later this year. As of the end of the fiscal 2017 second quarter, Griffin’s total real estate portfolio of approximately 3,297,000 square feet was 96% leased, as compared to 93% leased at the end of fiscal 2016.

Subsequent to the end of the fiscal 2017 second quarter, Griffin acquired an approximately 277,000 square foot industrial/warehouse building in Concord, North Carolina, Griffin’s first property in the greater Charlotte area. That building currently is 74% leased. Also, as previously reported, Griffin has started construction on an approximately 137,000 square foot industrial/warehouse building in NE Tradeport that is expected to be completed before the end of the current fiscal year (“New NE Tradeport Building”). Griffin recently completed a lease for approximately 74,000 square feet in the New NE Tradeport Building with a tenant that has agreed to relocate upon completion of construction from approximately 39,000 square feet in one of Griffin’s other NE Tradeport industrial/warehouse buildings. With the inclusion of the newly acquired building in the Charlotte market and the New NE Tradeport Building upon its completion, Griffin’s real estate portfolio will total approximately 3.7 million square feet, with industrial/warehouse buildings comprising approximately 3.3 million square feet (88%) of the portfolio.

A copy of Griffin’s June 14, 2017 press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant’s June 14, 2017 Press Release (attached hereto).

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements include the timing of occupancy by the new tenant in 206 West Newberry Road, the timing on completion of construction of the New NE Tradeport building and the timing on the tenant relocation into the New NE Tradeport building. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements include delays in occupancy by the new tenant in 206 West Newberry Road, that Griffin may not be able to complete construction of the New NE Tradeport building when expected, delays in the timing of the tenant relocation into the New NE Tradeport building and the important factors described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2016. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: June 14, 2017